                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            W HOLDING COMPANY, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                            W HOLDING COMPANY, INC.
                            19 WEST MCKINLEY STREET
                          MAYAGUEZ, PUERTO RICO 00680
                                 (787) 834-8000
                             ---------------------

                            NOTICE OF ANNUAL MEETING
                             ---------------------
                           TO BE HELD ON MAY 18, 2000

To the Stockholders of W Holding Company, Inc.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of W Holding Company, Inc. (the "Company") will be held at Best Western Mayaguez Resort & Casino, located at Road 104, Km. 0.3, Mayaguez, Puerto Rico, on May 18, 2000, at 1:30 p.m. for the following purposes, completely set forth in the accompanying Proxy Statement:

          (1) To elect two directors for a term of three years or until the successors have been elected and qualified;

          (2) To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for 2000; and,

          (3) To transact any other business as may properly come before the meeting or at any adjournment thereof. Other than with respect to procedural matters incident to the conduct of the meeting, the Board is not aware of any other business which may come before the meeting.

     Stockholders of record at the close of business on April 6, 2000, are entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof.

                                          By Order of the Board of Directors

                                          /s/ ANGEL LUIS ROSAS

                                          Angel Luis Rosas
                                          Secretary

Mayaguez, Puerto Rico
April 21, 2000

     YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THIS MEETING YOU MAY VOTE EITHER IN PERSON OR BY YOUR PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

                            W HOLDING COMPANY, INC.

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

     This Proxy Statement is furnished to the holders of common stock of W Holding Company, Inc. (the "Company") in connection with the solicitation of proxies on behalf of the Board of Directors, to be used at the Annual Meeting of Stockholders to be held at Best Western Mayaguez Resort & Casino, located at Road 104, Km. 0.3, Mayaguez, Puerto Rico on May 18, 2000, at 1:30 p.m. and at any adjournment thereof for the purposes set forth in the Notice of the Annual Meeting. Enclosed with this Proxy Statement is the Annual Report, which includes financial statements for the year ended December 31, 1999, duly certified by Deloitte & Touche LLP as independent public accountants. This Proxy Statement, the enclosed Annual Report, the Notice of Annual Meeting of Stockholders and the form of proxy are being sent to stockholders on or about April 21, 2000.

     The proxies solicited hereby, if properly signed and returned to the Company and not revoked prior to their use, will be voted in accordance with the instructions contained therein. If not otherwise marked, each proxy received will be voted for the slate of directors described herein and ratification of the selection of independent auditors. Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Secretary of the Company (Mr. Angel Luis Rosas, Secretary, W Holding Company, Inc., PO Box 1180, Mayaguez, Puerto Rico 00681) written notice thereof, (ii) submitting a duly executed proxy bearing a later date, or (iii) appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

               VOTING SECURITIES AND BENEFICIAL OWNERSHIP THEREOF

     The only outstanding voting securities of the Company are its shares of common stock, each share of which entitles the holder thereof to one vote. Only stockholders of record at the close of business on April 6, 2000 ("Voting Record Date") will be entitled to vote at the Annual Meeting. On the Voting Record Date, there were 41,562,500 issued shares of common stock, $1.00 par value. The presence, in person or by proxy, of at least a majority of the total number of shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Shares that are subject to abstentions and broker non-votes are counted as present for purposes of determining the presence of a quorum. Neither abstentions nor broker non-votes are included in tabulations for voting for directors. Abstentions will be included in tabulations of the votes cast for purposes of determining whether a proposal other than election of directors has been approved. Broker non-votes will not be counted for purposes of determining the number of votes cast for a proposal other than election of directors. In the event there are not sufficient votes for a quorum, the annual meeting may be adjourned or postponed in order to permit further solicitation of proxies. Proxies solicited hereby will be returned to the proxy solicitors or the Company's transfer agent, and will be tabulated by inspectors of election designated by the Board, who will not be employed by, or a director of, the Company. After the final adjournment of the Annual Meeting, the proxies will be returned to the Board for safekeeping.

     As to the election of directors, the Proxy Card being provided by the Board of Directors enables a shareholder to vote for the election of the nominees proposed by the Board, or to withhold authority to vote for one or more of the nominees being proposed. Under the laws of the Commonwealth of Puerto Rico and the Company's Certificate of Incorporation and Bylaws directors are elected by a majority of shares voted.

     Concerning the ratification of independent auditors, a shareholder may: (i) vote "FOR" ratification; (ii) vote "AGAINST" ratification; or (iii) "ABSTAIN" with respect to ratification by checking the appropriate box. Under the Company's Certificate of Incorporation and Bylaws the ratification of independent auditors shall be determined by a majority of the votes cast.

See notes at the end.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company's Common Stock as of March 1, 2000.

                                                                               COMMON STOCK BENEFICIALLY
                                                                               OWNED AS OF MARCH 1, 2000
                                                                               -------------------------
                   NAME                                  ADDRESS               AMOUNT(1)      PERCENTAGE
                   ----                                  -------               ---------      ----------

Ileana G. Carr,                             W Holding Company, Inc.            5,698,176(2)     13.59%
  Honorary Directress                       19 W. McKinley Street
                                            Mayaguez, Puerto Rico 00680

Fredeswinda G. Frontera                     W Holding Company, Inc.            4,830,116(3)     11.52%
  Directress                                19 W. McKinley Street
                                            Mayaguez, Puerto Rico 00680

Frank C. Stipes, Esq.                       W Holding Company, Inc.            2,370,425(4)      2.65%**
  Chairman of the Board,                    19 W. McKinley Street
  President and Chief                       Mayaguez, Puerto Rico 00680
  Executive Officer

Directors and Officers                      W Holding Company, Inc.           16,162,811        33.50%**
                                            19 W. Mckinley Street
                                            Mayaguez, Puerto Rico 00680

             INFORMATION WITH RESPECT TO NOMINEES FOR DIRECTORS AND
                         DIRECTORS WHOSE TERMS CONTINUE

ELECTION OF DIRECTORS

     The bylaws of the Company presently provide for seven directors, with the Board of Directors divided into three slates as nearly equal in number as possible. The members of each slate are to be elected for a term of three years or until their successors are elected and qualified. One slate of Directors is to be elected annually.

THE NOMINEES

     UNLESS OTHERWISE DIRECTED, EACH PROXY EXECUTED AND RETURNED BY A STOCKHOLDER WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES LISTED BELOW. If any person named as nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will nominate and vote for the replacement nominee or nominees recommended by the Board of Directors. At this time, the Board of Directors knows of no reason why any of the persons listed below may not be able to serve as a Director if elected.

See notes at the end.

                      NOMINEES FOR TERMS EXPIRING IN 2003
                                  (PROPOSAL 1)

                                                                                  COMMON STOCK
                                                                                  BENEFICIALLY
                                            PRINCIPAL                             OWNED AS OF
                                           OCCUPATION                           MARCH 1, 2000(5)
                                           DURING THE           DIRECTOR    ------------------------
           NAME              AGE         PAST FIVE YEARS         SINCE       AMOUNT       PERCENTAGE
           ----              ---         ---------------        --------    ---------     ----------
Frank C. Stipes, Esq.......  44    Chairman of the Board,         1990      2,370,425(4)     2.65%**
                                   Chief Executive Officer and
                                   President, since 1992. From
                                   1998 to 1992, Executive
                                   Vice President. From 1981
                                   to 1988, General Legal
                                   Counsel of the Bank. Also,
                                   he is the Chairman of the
                                   Board of Directors of Wes-
                                   ternbank Puerto Rico.
Angel Luis Rosas, CPA......  65    Certified Public               1990         29,700           *
                                   Accountant, Private
                                   Investor, Former Presi-
                                   dent of Puerto Rico Housing
                                   Bank and Finance Authority,
                                   Developer, Former Commis-
                                   sioner of Financial
                                   Institutions; Professor and
                                   Former Dean of Business
                                   Administration at the
                                   University of Puerto Rico.
                                   Also, director of
                                   Westernbank Puerto Rico.

              THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR
                THE ELECTION OF THE ABOVE NOMINEES AS DIRECTORS.

             MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE
                           WHOSE TERMS EXPIRE IN 2002

                                                                                  COMMON STOCK
                                                                                  BENEFICIALLY
                                            PRINCIPAL                             OWNED AS OF
                                           OCCUPATION                           MARCH 1, 2000(5)
                                           DURING THE           DIRECTOR    ------------------------
           NAME              AGE         PAST FIVE YEARS         SINCE       AMOUNT       PERCENTAGE
           ----              ---         ---------------        --------    ---------     ----------
Cesar A. Ruiz..............  65    Retired Banker. Also,          1972         17,300           *
                                   director of Westernbank
                                   Puerto Rico.
Fredeswinda G. Frontera....  67    Retired Psychologist. Also,    1981      4,830,116(3)    11.52%
                                   director of Westernbank
                                   Puerto Rico.
Cornelius Tamboer..........  56    Industrial Contractor/Prota    1989      1,633,874(6)     3.90%
                                   Construction, S.E. Also,
                                   director of Westernbank
                                   Puerto Rico.

See notes at the end.

             MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE
                           WHOSE TERMS EXPIRE IN 2001

                                                                                  COMMON STOCK
                                                                                  BENEFICIALLY
                                            PRINCIPAL                             OWNED AS OF
                                           OCCUPATION                           MARCH 1, 2000(5)
                                           DURING THE           DIRECTOR    ------------------------
           NAME              AGE         PAST FIVE YEARS         SINCE       AMOUNT       PERCENTAGE
           ----              ---         ---------------        --------    ---------     ----------
Pedro R. Dominguez.........  55    First Vice President for       1992        360,000(7)        *
                                   the Southern Area. Also,
                                   director of Westernbank
                                   Puerto Rico.

       COMPENSATION COMMITTEE AND INTERLOCKING AND INSIDER PARTICIPATION

     The Company's executive compensation program is administered by the Board of Directors composed of the non-employee directors, along with Mr. Frank C. Stipes who recused himself from participating in the decision process relative to his own compensation. None of these non-employee directors nor Mr. Frank C. Stipes have any interlocking or other relationship that would call into question his or her independence. The executive compensation is aligned and administered to support the Company's position in the community.

                        REPORT ON EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE

     Under rules established by the Securities and Exchange Commission (the "SEC"), public corporations are required to provide certain data and information in regard to the compensation and benefits provided to the Company's Chairman and Chief Executive Officer and the four other most highly compensated executive officers (compensation of $100,000 and over). The disclosure requirements for these five individuals (the "named executive officers") include the use of tables and a report explaining the rationale and considerations that led to fundamental executive compensation decisions affecting those individuals.

     At present, the executive compensation program is comprised of salary, one month's salary as a Christmas bonus and other employee benefits typically offered to executives. The Company also grants a special performance bonus to certain executive officers, including the Chief Executive Officer. Such bonus is granted after an assessment of the Company's performance and growth is made for the year, both individually and compared to its peer group, which includes among other factors, return on average assets, return on average equity, stock price behavior and the Company's regulatory classification and asset quality. With regard to compensation affecting the Chief Executive Officer, the non-employee members of the Board of Directors act as the approving body, with the Chief Executive Officer not participating in the decision process. The Chief Executive Officer's salary is revisable periodically based on market average for such responsibilities and the Company's net income, delinquency ratio, stability and soundness of operations. For this purpose, the Board reviews applicable information for comparable positions in bank holding companies of similar size and operating conditions in Puerto Rico. Presently, salary revisions for all executive officers and employees, excluding that of the Chief Executive Officer, are made every eighteen months. The Executive Compensation Committee is composed of the following directors:

                                                                               CESAR A. RUIZ
                                                                                 Director
        FRANK C. STIPES, ESQ.                FREDESWINDA G. FRONTERA
    Chairman of the Board, Chief                   Directress
   Executive Officer and President
          CORNELIUS TAMBOER                     ANGEL LUIS ROSAS
              Director                              Director

See notes at the end.

EXECUTIVE OFFICERS -- AGE, POSITION AND HISTORY AND STATEMENT ABOUT EXECUTIVE COMPENSATION

     The following information is supplied with respect to the executive officers of the Company who do not serve on the Company's Board of Directors. There are no arrangements or understandings pursuant to which any of these executive officers were selected as an officer. None of the executive officers shown below is related to any other director or executive officer of the Company by blood, marriage or adoption.

     Freddy Maldonado (age 49) -- Mr. Maldonado has been the Vice President of Finance and Investment and Chief Financial Officer of the Company since its formation on November 30, 1999; he joined Westernbank Puerto Rico in March 1992. Formerly Executive Vice President of Finance and Investment and Chief Financial Officer at Ponce Federal Bank, F.S.B. from 1978 to 1992. Prior to that, served as supervisory senior accountant at KPMG Peat Marwick LLP.

     Alfredo Padilla (age 51) -- Mr. Padilla has been the Vice President of Administration of the Company since its formation on November 30, 1999; he joined Westernbank Puerto Rico in March 1996. Formerly Senior Vice President of Administration at Banco Central Hispano from 1990 to March 1996. Prior to that, served as Vice President of Finance, General Auditor and other positions with the same bank since 1971.

     Mike E. Romeu (age 58) -- Mr. Romeu has been the Vice President and Chief Retail Banking Officer of the Company since its formation on November 30, 1999; he joined Westernbank Puerto Rico on February 1998. Prior to joining the Company he served as Senior Executive Vice President at First Bank Puerto Rico from 1989 to 1997.

     Ricardo Hernandez (age 41) -- Mr. Hernandez joined the Company on March 1st, 2000 as Vice President Controller. He previously served as President and CEO of Hospital Dr. Pila from 1992 to 2000. Prior thereto, he served as Senior Manager at Deloitte & Touche LLP.

                           SUMMARY COMPENSATION TABLE

                                                                                 OTHER
                                                                                 ANNUAL           ALL OTHER
    NAME AND NAME AND PRINCIPAL POSITION       YEAR    SALARY      BONUS(9)   COMPENSATION     COMPENSATION(13)
    ------------------------------------       ----   --------     --------   ------------     ----------------
Frank C. Stipes, Esq.,                         1999   $241,500(8)  $722,500          --            $27,508
  Chairman of the Board, Chief                 1998    178,500(8)   616,667          --             23,275
  Executive Officer and President              1997    180,000(8)   516,667          --              8,243
Freddy Maldonado,                              1999    189,192(8)   258,833          --             13,751
  Chief Financial Officer,                     1998    135,000(8)   252,500          --             22,107
  Vice President of                            1997    135,000(8)   212,500          --              8,498
  Finance and Investment
Pedro R. Dominguez,                            1999    117,769(8)   220,583      65,169(10)         13,779
  First Vice President --                      1998     89,000(8)   220,417      42,494(10)         18,381
  Southern Region                              1997     89,000(8)   185,417      42,494(10)          5,760
Alfredo Padilla,                               1999    119,884(8)    29,500      31,466(11)          9,322
  Vice President of                            1998    114,000(8)    29,500      23,752(11)         18,401
  Administration                               1997    114,000(8)    24,500      23,693(11)          1,110
Miguel E. Romeu,                               1999    137,076(8)    31,000       6,759(12)            533
  Vice President Chief                         1998    116,769(8)    31,000          --                 --
  Retail Banking Officer

                              STOCK OPTION GRANTS

     The Company had no outstanding stock options as of December 31, 1999. No stock options were granted during 1999. All of the Company's outstanding stock option grants were exercised during the year ended December 31, 1996 or before.

W HOLDING COMPANY, INC. BOARD MEETINGS, COMMITTEES AND COMPENSATION

     The Board of Directors of the Company meets once each year; while the Bank's Board of Directors meets on a monthly basis. In addition, the Board has several committees, including those described below. No

See notes at the end.

Director attended less than 75% of the aggregate of the total number of Board meetings held during calendar year 1999, and the total number of meetings held by committees on which he or she served during this year. The fees of the Board of Directors, except for directors who are also officers of the Company or who receive benefits from any retirement plan, amounted to $24,000 in 1999 payable in monthly installments of $2,000.

     Mr. Cesar Ruiz, Director, receives a $560 fee per Board of Directors meeting attended. During 1999, he received Board of Directors fees amounting to $6,720, corresponding to 12 Board of Directors meetings attended.

     Mr. Angel Luis Rosas, Director, in addition to the director fee, receives $1,000 per month as a consultant and advisor and $500 per month for car allowance. During 1999, Mr. Rosas received $18,000 corresponding to those services.

     In addition to fees for attendance at Board and committee meetings, directors who are not employees of the Company, are eligible for health and insurance benefits.

     The Board has no formal nominating committee. The full Board of Directors performs the functions normally corresponding to such a committee.

     The Executive Committee is authorized to exercise all the authority of the Board of Directors in the management of the Company between Board meetings. The members of the Executive Committee are Messrs. Frank C. Stipes, Cesar A. Ruiz, Cornelius Tamboer and Angel Luis Rosas. The Executive Committee holds meetings as required and met 4 times during 1999.

     The functions of the Audit Committee include reviewing the accounting principles and practices employed by the Company and reviewing compliance with applicable laws and regulations. The Committee meets with the Company's independent external auditors to discuss their audit procedures, the report on their examination of the Company's financial statements, and their comments on the system of internal controls. Also, the Committee oversees the internal audit function and reviews the reports prepared by the Internal Audit Department on their examinations of the operating and business units and for any other special examinations that may be required. The Committee members are Mrs. Fredeswinda G. Frontera and Messrs. Angel Luis Rosas and Cornelius Tamboer. The Audit Committee met 12 times in 1999.

     The Mortgage Credit Committee approves all residential and commercial mortgage loans originated by the Company up to $1,000,000. All of such loans in excess of $1,000,000 are reviewed by the full Board of Directors. The members of the Mortgage Credit Committee are Mrs. Mayra Neris Vega, and Mr. Frank C. Stipes. Such committee met 12 times in 1999.

     The Investment Committee is responsible for the Company's asset/liability oversight. Through policies designed to manage the flow of funds and the use and pricing of such funds, the Investment Committee supervises the Department's responsibility of maintaining an acceptable interest rate spread, while assuring that the Company complies with all applicable investment and liquidity requirements. The Investment Committee is composed of the entire Board of Directors and the Chief Financial Officer, Mr. Freddy Maldonado. The Investment Committee met 12 times in 1999.

     The Commercial Credit Committee is responsible for the Company's commercial lending policies and procedures. It also approves loans from $250,000 to $1,000,000. Loans in excess of $1,000,000 are reviewed by the full Board of Directors. The members of the Commercial Credit Committee are Messrs. Frank C. Stipes, Angel Luis Rosas, Cornelius Tamboer, Pedro R. Dominguez, Jose E. Rivera, Alfredo Pagan, Christian Jetter and Ricardo Cortina. The Commercial Credit Committee met 12 times in 1999.

     The Compliance Committee oversees federal, as well as, local regulatory compliance for the Company and the Company. The members of the Compliance Committee are Mr. Frank C. Stipes, Alfredo Padilla, Mike Romeu, Jesus Seguinot, George Seda, Roberto Caro and Alfredo Perez. The Compliance Committee met 4 times in 1999.

See notes at the end.

     The Steering Committee is responsible of overseeing the development of systems infrastructure projects, assignation of human resources and establishment of the projects' budgets. The members of the Steering Committee are Mr. Frank C. Stipes, Jesus Seguinot, Hector Vazquez, Hiram Ruiz, Alfredo Padilla, Freddy Maldonado, Letty Alameda, Mike Romeu. The Steering Committee met 4 times in 1999.

SEVERANCE PAYMENT AGREEMENTS

     On June 28, 1996, the Company entered into two year severance payment agreements with Messrs. Alfredo Padilla, Alfredo Pagan, Freddy Maldonado and Pedro R. Dominguez (the "Executives"). On March 1st 2000, the Company also entered into a similar contract with Mr. Ricardo Hernandez. On each anniversary of the date of commencement of the agreements, the term of employment of each of the Executives shall automatically be extended for one-year unless written notice from the Company is received not less than 60 days prior to the anniversary date advising the other party that the agreement shall not be further extended.

     The Executives' agreements provide for severance payments in connection with an involuntary termination after a change in control or a voluntary termination of employment where for good reason, subsequent to a change in control of the Company, any of the Executives is assigned duties inconsistent with his position, duties, responsibilities and status.

     For purposes of the agreements, "good reason" shall include a material reduction in the position, status, authority, duties, responsibilities, compensation, perquisites, conditions of employment, or location of employment of the employee from those that existed before the change in control. Unless the Company, within ten working days of the date of such notice of resignation, rejects the employee statement that the "good reason" exists, the employee shall be conclusively deemed to have voluntarily resigned with "good reason." If the Company rejects the employee's statement that "good reason" exists, the dispute shall be resolved by arbitration under the Commercial Arbitration Rules of the American Arbitration Association, and the Company shall have the burden of proving that such rejection of the employee's statement was proper.

     For the purposes of the agreements, a change in control shall be deemed to have occurred if:

          (i) 33% or more of ownership control, power to vote or beneficial ownership of any class of voting securities of the Company is acquired by any person, either directly or indirectly or acting through one or more other persons;

          (ii) any person (other than any person named as a proxy in connection with any solicitation on behalf of the Board) holds revocable or irrevocable proxies as to election or removal to three or more Directors of the Company, for 33% or more of the total voting shares of the Company;

          (iii) any person has received all applicable regulatory approvals to acquire control of the Company;

          (iv) any person has commenced a cash tender or exchange offer, or entered into an agreement or received an option to acquire beneficial ownership of 33% or more of the total number of voting shares of the Company, whether or not any requisite regulatory approval for such acquisition has been received, provided that a change in control will not be deemed to have occurred under this clause unless the Board has made a determination that such action constitutes or will constitute a change in control; or

          (v) as a result of or in connection with, any cash tender or exchange offer, merger or any other business combination, sale of assets or contested election or any combination of the foregoing transactions, (a) the persons who were Directors of the Company before such transaction shall cease to constitute at least a majority of the Board of its successor or
     (b) the persons who were stockholders of the Company immediately before such transaction do not own more than 50% of the outstanding voting stock of the Company or its successor immediately after such transaction.

     If employment were terminated under such circumstances following a change in control, or for "good reason" (as defined above), the following amounts would be payable to Messrs. Maldonado, Padilla,

See notes at the end.

Dominguez, Pagan and Hernandez, respectively: $500,000; $427,570; $500,000; $244,881 and $500,000. The special compensation to be received for termination of employment in connection with a change in control pursuant to this agreement shall not in any event exceed $500,000 for each executive.

AMENDED RETIREMENT PLAN FOR DIRECTORS

     In January 1988, the Company established a Retirement Plan for Directors who were not Executive Officers. This plan was substantially amended in February 24, 1989, to limit the pension benefits to Directors who were founders of the Company who at that time had attained the age of 50 years and had served for twenty five consecutive years on the Board. As of the date of the amendment only the following three founder Directors (since 1958) qualified for retirement benefits under the Amended Plan: Mr. Luis A. Rechani Agrait, 86 years of age, Mr. Juan E. Vilella, 88 years of age, and Mr. Jesus M. Guzman, 71 years of age. By approving the amendment, the other Directors who were not executive officers waived and renounced their pension benefits under the plan.

     Pursuant to the Amended Retirement Plan, 30 days after his or her resignation or termination as a Director, a participating Director is entitled to a monthly pension benefit for the remainder of his or her life, and if he or she should die prior to the end of his or her tenth year of retirement, his or her heirs shall continue to receive fifty percent of the pension benefit which otherwise would have been payable until the end of the tenth year following the Director's retirement. In July 1989, Messrs. Jesus Guzman and Luis A. Rechani Agrait retired from the Board of Directors and began to receive retirement benefits under the plan. In June 1992, Mr. Juan E. Vilella retired from the Board of Directors and began to receive retirement benefits under the Plan. Messrs. Luis A. Rechani Agrait and Juan E. Vilella died during 1994. Mr. Vilella's heirs will continue to receive benefits until 2002. The plan was unfunded as of December 31, 1999.

PROFIT SHARING/1165(E) PLAN FOR EMPLOYEES OF W HOLDING COMPANY, INC.

     The Company maintains a non-contributory profit sharing plan ("Profit Sharing Plan") which covers substantially all employees and which provides for retirement and disability benefits. The Profit Sharing Plan is self-administered with the retention of professional administrative services. All the contributions to the Profit Sharing Plan, which are held in trust, are commingled and invested on a pooled basis. The trustees of the Profit Sharing Plan are Messrs. Frank C. Stipes, President and Chief Executive Officer, Freddy Maldonado, Chief Financial Officer and Vice President of Finance and Investment and Pedro R. Dominguez, First Vice President-Southern Region. The shares of common stock of the Company held by Mr. Frank C. Stipes are set forth above under the caption "Nominees for Term Expiring in 2003." Mr. Freddy Maldonado owns 471,227 shares of the Company's common stock in his personal capacity and 630,000 of stock options granted in 2000; and Mr. Pedro R. Dominguez owns 150,000 shares of the Company's common stock in his personal capacity and 210,000 of stock options granted in January 2000.

     Participants in the Profit Sharing Plan will be vested upon completing five years of service with the Company, with no vesting prior to such time. The Profit Sharing Plan complies with amendments to the Age Discrimination in Employment Act of 1987 that mandate the elimination of provisions that require the retirement of employees at any age. Provisions in the Profit Sharing Plan allow withdrawals after five years, provided certain substantial conditions or restrictions are met.

     The Company shall contribute each fiscal year to the Plan out of its current or accumulated after-tax net profit such amount as shall be determined by the Board of Directors of the Company. Notwithstanding the foregoing, however, the Company's contribution for any fiscal year shall not exceed the maximum amount allowable as a deduction to the Company under the provisions of
Section 23(p)-2 of the Puerto Rico Income Tax Act of 1954, as amended, or as replaced from time to time. All contributions by the Company shall be made in cash or in such property as is acceptable to the Trustee.

See notes at the end.

     As of each Anniversary Date, the Profit Sharing Contribution and any previously unallocated forfeitures of Employer Profit Sharing Contributions shall be allocated to the account of each Participant who is eligible to share in the same ratio that such Participant's credited points for the calendar year bear to the total credited points of all such Participants for such year. On each Anniversary Date, the credited points for each Participant shall be determined on the basis of the following schedule:

                FOR EACH    FOR EACH FULL AND FRACTIONAL
                COMPLETE     $100 OF TOTAL COMPENSATION
YEARS OF          YEAR        PAID TO THE PARTICIPANT
SERVICE        OF SERVICE       IN THE CALENDAR YEAR
--------       ----------   ----------------------------
0-5                2                     1
6 or more          3                     1

     For purposes of eligibility, a Year of Service means a 12-month period, beginning on the date of hire, during which employees are paid, or entitled to payment, for 1,000 or more hours of employment. If they do not meet the 1,000 hours requirement in the first 12 months after their date of hire, they will be credited with a Year of Service for any Plan Year which begins after their date of hire during which they are credited with 1,000 or more hours.

     A year of Service, for purposes of vesting, means a Plan Year during which employees were credited for 1,000 or more hours.

     A total of $354,435 was distributed to certain participants in the Profit Sharing Plan in 1999. The Company contributed $742,483 to the Plan in 1999.

     Effective January 1, 1995, the Company added to its Profit Sharing Plan a defined contribution plan under Section 1165(e) of the Puerto Rico Treasury Department Internal Revenue Code, covering all full-time employees of the Company who have one year of service and are twenty-one years of age or older. The Company shall give each prospective eligible employee written notice of his eligibility to participate in the Plan in sufficient time to enable such prospective eligible employee to submit an application for participation in the Plan prior to the quarter in which he or she first become an eligible employee. Under the provisions of this Plan, participants may contribute each year from 2% to 10% of their compensation after deducting social security, up to a specific maximum established by law. The Company contributes 50 percent of the first 6 percent of base compensation that a participant contributes to the Plan. Participants are immediately vested in their contributions plus actual earnings thereon. The Company's contributions plus actual earnings thereon are 100 percent vested after five years of credited service. In case of death and disability, a participant will be 100 percent vested regardless of the number of years of credited service. W Holding's contribution for the year ended December 31, 1999 was $217,484.

INDEBTEDNESS OF MANAGEMENT

     The Federal Deposit Insurance Corporation requires that any credit extended by the Company to its executive officers, directors and to the extent otherwise permitted, principal stockholders, or any related interest of the foregoing, must be (i) on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions by the Company with non-affiliated parties and (ii) not involve more than the normal risk of repayment or present other unfavorable features.

     The Company's conflict of interest policy is consistent with this legislation, and states that only a first mortgage is permitted to be executed by the Company members over their primary residence. Home equity second mortgages will not be permitted. No officer, director or employee may have with the Company any other type of loan or indebtedness, except for a credit card, unless such loan or indebtedness is fully cash collateralized. As of December 31, 1999, the Company was in compliance with these requirements.

See notes at the end.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                                  (PROPOSAL 2)

     The Board of Directors of W Holding Company, Inc. has appointed Deloitte & Touche LLP as independent auditors of the Company for the year ending December 31, 2000, and has further directed that the selection of auditors be submitted for ratification by the stockholders at the Annual Meeting. The Company has been advised by Deloitte & Touche LLP that neither that firm nor any of its associates has any relationship with the Company other than the usual relationship that exists between independent certified public accountants and clients. Deloitte & Touche LLP will have representatives at the Annual Meeting who will have an opportunity to make a statement, if they so desire, and who will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS FOR 2000.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires that Company's directors and executive officers, and persons who own more than ten-percent of a registered class of the Company's equity securities, file with the SEC; initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     The table below shows the officers and directors who during 1999 inadvertently filed overdue Section 16(a) reports covering the following number of transactions in the Company's securities:

                            NAME                              LATE REPORTS   TRANSACTIONS
                            ----                              ------------   ------------
Angel Luis Rosas............................................       2               4
Frank C. Stipes.............................................       1               2
Cornelius Tamboer...........................................       3               9
Freddy Maldonado............................................       1               1
Miguel E. Romeu.............................................       2              22

See notes at the end.

              PERFORMANCE OF W HOLDING COMPANY, INC. COMMON STOCK

     The following graph compares the total cumulative returns (including reinvestment of dividends) of $100 invested on December 31, 1994 in (a) common stock of W Holding Company, Inc. (b) Nasdaq Stock Market (US Companies) and (c) Nasdaq Bank Stocks.

(Chart)

                                                                    PERIOD ENDED
                                           ---------------------------------------------------------------
                  INDEX                    12/31/94   12/29/95   12/29/96   12/31/97   12/31/98   12/31/99
                  -----                    --------   --------   --------   --------   --------   --------
W Holding Company, Inc...................   100.0      201.4      443.0      971.1      1303.2     866.9
Nasdaq Stock Market (US Companies).......   100.0      141.3      173.9      213.1       300.3     542.4
Nasdaq Bank Stocks.......................   100.0      149.0      196.7      329.4       327.1     314.4
SIC 6020-6029, 6710-6719 US & Foreign....

---------------

NOTES:
A) The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B) The indexes are reweighted daily, using the market capitalization on the previous trading day.
C) If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
D) The index level for all series was set to $100.00 on 12/31/94.

                            STOCKHOLDERS' PROPOSALS

     Stockholders' proposals intended to be presented at the 2001 Annual Meeting of Stockholders of the Company, must be received by the Corporate Secretary, at the Company's principal executive offices, Box 1180 Mayaguez, Puerto Rico 00681, no later than January 21, 2001, for inclusion in the Company's Proxy Statement and to be set forth on the form of proxy to be issued for the 2001 Annual Meeting of Stockholders.

See notes at the end.

                                 ANNUAL REPORT

     A copy of W Holding Company, Inc. Annual Report to Stockholders for the year ended December 31, 1999, accompanies this proxy statement. The Annual Report is not part of the proxy solicitation materials.

     IF WE RECEIVE A REQUEST, WE WILL FURNISH TO ANY STOCKHOLDER, WITHOUT CHARGE, A COPY OF W HOLDING COMPANY, INC. ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999, AND W HOLDING COMPANY, INC. QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED MARCH 31, 2000, AND THE LIST OF EXHIBITS TO THOSE REPORTS THAT ARE REQUIRED TO BE FILED WITH THE SEC UNDER THE SECURITIES EXCHANGE ACT OF 1934. To request a copy of the Form 10-K, call or write to Mr. Angel Luis Rosas, Secretary, W Holding Company, Inc., Box 1180, Mayaguez, Puerto Rico 00681, telephone (787) 834-8000. The Form 10-K and the Form 10-Q are incorporated by reference into the proxy solicitation materials.

                                 OTHER MATTERS

     Management is not aware of any business to come before the Annual Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

     The meeting will be presided over by Mr. Frank C. Stipes, Esq., Chairman of the Board, Chief Executive Officer and President, who will conduct the proceedings in accordance with Robert's Rules of Order as required by the Company's by-laws.

     The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to the beneficial owners of the Company's Common Stock. In addition to solicitations by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone without additional compensation.

                                          By Order of the Board of Directors

                                          /s/ ANGEL LUIS ROSAS

                                          Angel Luis Rosas
                                          Secretary

Date: April 21, 2000

See notes at the end.

END NOTES:

---------------

   *    Represents less than 1% of the outstanding common stock.

   ** Percentage of common stock beneficially owned excludes the effect of options granted to three executive officers during 2000, which will became fully exercisable after five years following the date of the grant.

   (1) Based upon information provided by the respective beneficial owners and filings with the Securities and Exchange Commission made pursuant to the Securities Exchange Act of 1934, as amended. Beneficial ownership is direct except as otherwise indicated by footnote. In accordance with Rule 13d-3 of the Exchange Act, a person is deemed to be the beneficial owner of a security if he or she has or shares voting power or investment power with respect to such security or has the right to acquire such ownership within 60 days.

   (2)  Includes 85,200 shares owned by Mrs. Carr's husband.

   (3)  Includes 228,515 shares owned by Mrs. Frontera's spouse and children.

   (4) Includes 10,425 shares of common stock owned by Mr. Stipes' daughter and 1,260,000 stock options granted in January 2000.

   (5) The number of shares beneficially owned by each Director and nominee is based upon information provided by such persons. All Directors and nominees have sole voting and investment powers as to shares reported, unless otherwise indicated.

   (6) This amount includes 707,480 shares of common stock owned by Prota Construction, S.E. of which Mr. Tamboer is the holder of 100% interest and has full voting power, and 17,844 shares of common stock owned by Tamrio, Inc., of which Mr. Tamboer is the holder of 50% interest and has shared voting power.

   (7)  Includes 210,000 stock options granted in January 2000.

   (8) Includes amounts deferred by the individual pursuant to the Company's 1165(e) Plan.

   (9) Includes a special performance bonus granted at year end and the Christmas Bonus that is granted under Puerto Rico legislation. The Company has normally granted one month of salary as Christmas Bonus.

   (10) Includes a $20,500, $12,000 and $12,000 allowance attributable to business relationships and representation expenses, and a $24,000 living allowance for the years 1999, 1998 and 1997, respectively. In addition, for the year 1999 the amount includes certain expenses attributable to the use of an automobile owned by the Company.

   (11) Includes a $19,500, $18,000 and $18,000 allowance attributable to business relationships and representation expenses in 1999, 1998 and 1997, respectively. In addition, for the year 1999 the amount includes certain expenses attributable to the use of an automobile owned by the Company.

   (12) Amount corresponds to car allowance and representation expenses amounting to $200. In addition, it includes certain expenses attributable to the use of an automobile owned by the Company.

   (13) Represents employer contribution corresponding to the named person for the profit sharing/1165(e) plan; which covers substantially all employees and provides for retirement and disability benefits.

                             W HOLDING COMPANY, INC
             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
           THE COMPANY FOR ANNUAL MEETING TO BE HELD ON MAY 18, 2000


         The undersigned, being a stockholder of W Holding Company, Inc (the "Company"), hereby appoints Frank C. Stipes and Freddy Maldonado, or either of them, with full power of substitution in each, as proxies and hereby authorizes such proxies, or either of them, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at 1:30 p.m. on May 18, 2000 at Best Western Mayaguez Resort & Casino, located at Road 104, Km 0.3, Mayaguez, Puerto Rico, and at any adjournment of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, in accordance with the following instructions. The undersigned stockholder hereby revokes any proxy or proxies heretofore given.


         YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOX, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOX IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR PREFERENCES UNLESS YOU SIGN AND RETURN THIS CARD.



                                       W HOLDING COMPANY, INC.
                                       P.O. BOX 11049
                                       NEW YORK, N.Y. 10203-0049






(Continued, and to be signed on reverse side.)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE STOCKHOLDER. IF NO DIRECTION IS OTHERWISE MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSAL 2, and in the discretion of the named proxies to any other matters properly presented at the meeting. This proxy may be revoked at any time before it is voted by delivery to the Secretary of the Company of either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the annual meeting and voting in person.


1. To elect the following nominees to serve for three-year       2. To ratify the appointment of Deloitte & Touche LLP, as
   terms on the Board of Directors.                                 independent auditors of the Company for the fiscal year
   Nominees: Frank C. Stipes and Angel Luis Rosas.                  ending December 31, 2000.


FOR ALL  [X]   WITHHOLD  [X]    TO VOTE FOR [X]    FOR  [X]    AGAINST  [X]    ABSTAIN  [X]
NOMINEES       AUTHORITY        ALL NOMINEES
                TO VOTE          EXCEPT AS
                FOR ALL         INDICATED ON
               NOMINEES           THE LINE
                                   BELOW






                                                                                   MARK HERE FOR ADDRESS   [X]
                                                                                   CHANGE AND NOTE AT LEFT




                                                                                     THIS IS YOUR PROXY. YOUR VOTE IS IMPORTANT.


                                                                                   Please sign exactly as your name appears hereon.
                                                                                   Joint owners should each sign. When signing as
                                                                                   attorney, executor, administrator, trustee, or
                                                                                   guardian, please give full title as such.


                                                                                   Dated:_____________________________________, 2000


                                                                                   _________________________________________________
                                                                                                       Signature

                                                                                   _________________________________________________
                                                                                                       Signature




REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS,       VOTES MUST BE INDICATED   [X]
PLEASE EXECUTE YOUR PROXY PROMPTLY AND RETURN IT IN THE ENCLOSED ENVELOPE.         (X) IN BLACK OR BLUE INK.